Share Pledge Agreement

This Agreement is executed by:

(1)	Pledgeors (hereinafter collectively referred to as “Party A”):

1.	Wang Ronghua, a citizen of PRC with ID Card number【●】

2.	Wang Yan, a citizen of PRC with ID Card number 【●】

3.	Wang Rongfa, a citizen of PRC with ID Card number 【●】

4.	Wang Rangmei, a citizen of PRC with ID Card number 【●】

5.	Cao Xuezhu, a citizen of PRC with ID Card number 【●】

6.	Wang Yuxing, a citizen of PRC with ID Card number 【●】,

7.	An Xiaoru, a citizen of PRC with ID Card number 【●】

8.	Ao Quanfang, a citizen of PRC with ID Card number 【●】

9.	Tang Wenying, a citizen of PRC with ID Card number 【●】

10.	Qin Hongxia, a citizen of PRC with ID Card number 【●】

11.	Wu Gang, a citizen of PRC with ID Card number 【●】

12.	Wu Weiping, a citizen of PRC with ID Card number 【●】

13.	Bai Rong, a citizen of PRC with ID Card number 【●】

14.	Wu Jin, a citizen of PRC with ID Card number 【●】

and

(2) Pledgee (hereinafter referred to as “Party B”): Shaanxi Biostar Biotech Ltdôa wholly foreign-owned enterprise registered in Xianyang, PRC, and the registration number of its legal and valid Business License is Qi Du Shaan Xian Zong Zi No. 000177.

on the 【●】 day of July 2007 in Xianyang, China.

Whereas:

1.  Party A consists of all of the shareholders of Shaanxi Aoxing Pharmaceutical Co., Ltd. (hereinafter referred to as Shaanxi Aoxing), who legally hold all of the shares of Shaanxi Aoxing; Party A, The Fourteen Persons including Wang Ronghua all act concurrently as an unitary actor under this Agreement.

2. Shaanxi Biostar Biotech Ltd. is a wholly foreign-owned enterprise incorporated and existing within the territory of PRC in accordance with the law of PRC, the registration number of its legal valid business license is Qi Du Shaan Xian Zong Zi No. 000177 and its legal registered address is 3rd floor, backyard of Industrial and Business Bureau, Shiji Avenue, Xianyang.

3.  Shaanxi Aoxing is an enterprise incorporated and existing within the territory of PRC in accordance with the law of PRC, the registration number of its legal valid business license is 6104001290270 and its legal registered address is Chenyangzhai, Xianyang.

4.  Party B intends to acquire all of the equity interests or assets of Shaanxi Aoxing. Prior to the completion of such acquisition, Party A agreed to entrust the management and operation of Shaanxi Aoxing to Party B and to sell part of operating assets of Shaanxi Aoxing to Party B. In order to protect the interests of Party B, Party A agrees to pledge the 100% shares of Shaanxi Aoxing they own to Party B.

5.  Party B accepts the pledge of these shares by Party A.

Therefore, in accordance with applicable laws and regulations of the People’s Republic of China, the Parties hereto reach the Agreement through friendly negotiation on the principle of equality and mutual benefit and abide by.

Article 1 Guaranteed Obligations

The shares are being pledged to guarantee all of the rights and interests Party A is entitled to under all the agreements by and among Party A and Party B.

Article 2 Pledged Properties

The pledge properties are 100% of the shares of Shaanxi Aoxing that are currently held by Party A and the legal proceeds thereof.

Article 3 Scope of Guaranteed Obligations

The scope of the guaranteed obligations is all rights and interests Party A is entitled to in accordance with all the agreements signed by and among Party A and Party B.

Article 4 Pledge Procedure and Registration

Party A shall, within 10 days after the date of this Agreement, process the registration procedures with Xianyang Administration for Industry and Commerce concerning the pledged shares.

Article 5 Transfer of Pledged Shares

Party A shall not transfer any of the pledged shares without the permission of Party B during the term of this agreement.

Article 6 Effectiveness, Modification and Termination

6.1	This Agreement shall go into effect when it is signed by the authorized representatives of the Parties with seals affixed;

6.2
Upon the effectiveness of this Agreement and unless otherwise agreed upon by the parties hereto, neither party may modify or terminate this Agreement. Any modification or termination shall be in writing after both parties’ consultations. The provisions of this Agreement remain binding on both parties prior to any written agreement on modification or termination.

Article 7 Governing Law

The execution, validity, interpretation and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws of PRC.

Article 8 Liability for Breach of Agreement

Upon the effectiveness of this Agreement, the Parties hereto shall perform their respective obligations under the Agreement. Any failure to perform the obligations stipulated in the Agreement, in part or in whole, shall be deemed as breach of contract and the breaching party shall compensate the non-breaching party for the loss incurred as a result of the breach.

Article 9 Settlement of Dispute

The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to China International Economic and Trade Arbitration Commission (the “CIETAC”) in Beijing in accordance with its rules. The arbitration shall take place in Beijing. The arbitration award shall be final, conclusive and binding upon both parties.

Article 10 Severability

10.1	Any provision of this Agreement that is invalid or unenforceable due to the laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

10.2	In the event of the foregoing paragraph, the parties hereto shall prepare supplemental agreement as soon as possible to replace the invalid provision through friendly consultation.

Article 11 Miscellaneous

11.1	The headings contained in this Agreement are for the convenience of reference only and shall not in any other way affect the interpretation of the provisions of this Agreement..

11.2
The Agreement shall be executed in five copies, both in Chinese and English. Each party holds one Chinese and one English original, and the remaining shall be kept for completing relevant procedures. Each copy shall have equal legal force. In the event of any conflict between the two versions, the Chinese version shall prevail.

11.3	In witness hereof, the Parties hereto have executed this Agreement on the date described in the first page.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

Party A:

Wang Ronghua(signature):

Wang Yan(signature):

Wang Rongfa(signature):

Wang Rangmei(signature):

Cao Xuezhu(signature):

Wang Yuxing(signature):

An Xiaoru(signature):

Ao Quanfang(signature):

Tang Wenying(signature):

Qin Hongxia(signature):

Wu Gang(signature):

Wu Weiping(signature):

Bai Rong(signature):

Wu Jin(signature):

Party B: Shaanxi Biostar Biotech Ltd

(seal)

Authorized representative:
(signature)